UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

                            May 8, 2008 (May 5, 2008)
                Date of Report (Date of Earliest Event Reported)


                                   Merci Inc.
             (Exact name of registrant as specified in its charter)


         Delaware                    0-51356                    52-2175891
(State or other jurisdiction       (Commission                (IRS Employer
    of incorporation)              File Number)           Identification Number)

                                 P.O. Box 110310
                           Naples, Florida 34108-0106
                    (Address of principal executive offices)

       Registrant's Telephone Number, including area code: (239) 598-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

     On May 5, 2008, Merci Inc., a Delaware corporation (the "Company") entered into a Share Exchange Agreement (the "Agreement") with L.J. Loeffler Inc., ("Loeffler") a New York corporation, and the shareholders of Loeffler (the "Shareholder"). Pursuant to the terms of the Agreement, the Shareholder agreed to transfer all of the issued and outstanding shares of common stock in Loeffler to the Company in exchange for the issuance of 13,238,200 shares of outstanding common stock in the Company to the Shareholder, thereby causing Loeffler to become a wholly-owned subsidiary of the Company.

     Loeffler's obligations under the Agreement are contingent upon the Company becoming current in its filings required under the Securities Exchange Act of 1934 (the "Public Reports"). In the event that the Company does not become current in the Public Reports on or before July 31, 2008, Loeffler may unilaterally terminate the Agreement. In addition to the foregoing terms, each of the Company, Loeffler and the Shareholder provided customary representations and warranties and, pre-closing covenants and closing conditions. Closing under the Agreement shall occur on or before July 31, 2008 or such other date as the Parties to the Agreement may agree.

     As of the date of the Agreement and currently, there are no material relationships between the Company or any of its affiliates and Loeffler, other than in respect of the Agreement.

     The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is filed as Exhibit 2.4 hereto and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) The following exhibits are filed herewith:

     2.4 Share Exchange Agreement dated May 5, 2008 by and between Merci Inc., L.J. Loeffler, Inc., and the shareholder of L.J. Loeffler, Inc.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

MERCI, INC.


By: /s/ Jose Acevedo
   -------------------------------
   Jose Acevedo, President

May 5, 2008

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